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                                 AMENDMENT NO. 2
                                       TO
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of the 18th day of January, 2000 between Pacific Sunwear of California, Inc., a California corporation (the "Company"), and Greg H. Weaver (the "Executive").

                                 R E C I T A L S

         A. The Company and Executive have entered into an Amended and Restated Employment Agreement dated November 3, 1997 (the "Employment Agreement"), setting forth the terms and conditions of Executive's employment with the Company.

         B. The Company hereby offers to amend the Executive's annual base salary from $600,000 to $700,000.

         NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

         1. The first sentence of Section 2 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

                  The Company shall, commencing January 31, 2000, pay Executive a base salary of $700,000 per year, with such increases as may be approved by the Company's Board of Directors, payable in accordance with the Company's practices in effect from time to time. Notwithstanding the foregoing, the minimum annual adjustment to the base salary of Executive shall be equal to the greater of (i) the percentage by which the Consumer Price Index for the last month of the then current year of the term of this Agreement shall have increased as compared to the Consumer Price Index of the same month of the immediately preceding year and (ii) 5% of Executive's then annual base salary. "Consumer Price Index" refers to the Consumer Price Index - Los Angeles Metropolitan Area - All items compiled by the U.S. Department of Labor, Bureau of Labor Statistics, based on 1967 as 100.

         2. Except as amended hereby, the Employment Agreement shall remain in full force and effect.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No.
2 to Amended and Restated Employment Agreement as of the date first written above.

                                               PACIFIC SUNWEAR OF
                                               CALIFORNIA, INC.,
                                               a California corporation


                                               By:
                                                     ---------------------------
                                                     Carl W. Womack
                                                     Sr. Vice President and
                                                     Chief Financial Officer


                                               "EXECUTIVE"


                                               ---------------------------------
                                               Greg H. Weaver